EXHIBIT 10.4

PROMISSORY NOTE

$12,500,000.00	Victoria, Texas	June 27, 2005

     FOR VALUE RECEIVED, the undersigned, hereinafter called “Borrower,” whether one or more, jointly and severally, hereby promise to pay to the order of First Victoria National Bank, hereinafter called “Lender,” at its banking house in the City of Victoria, in Victoria County, Texas, the sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) with interest thereon from date of advance until paid as hereinafter provided. All past due interest shall bear interest from maturity until paid at the same rate as the principal.

     This note shall bear interest at a rate of the prime rate published in the Wall Street Journal as being the base rate on corporate loans established by a selected number of the largest banks in the United States, as such published prime rate is determined daily by the payee. In the event more than one such prime rate is published by the Wall Street Journal, the highest of such rates shall be used to determine the interest rate on this note. No representation is made that such prime rate is the lowest or best rate charged by any bank to its customers. In the event the prime rate published by the Wall Street Journal should cease to be available for any reason, the payee shall select an index comparable to such prime rate to determine the rate of interest on this note.

     It is contemplated by the parties hereto that this is a revolving line of credit and that advances will be made by Lender to Borrower, from time to time from the date hereof to the maturity date of this note. Said advances will be made up to the principal amount of this note, but the aggregate outstanding balance of said advances at any one time will never exceed the principal amount of this note. Additional terms of advances are contained in a Loan Agreement of even date herewith. The Borrower agrees to pay the interest accruing on such advances from the date or dates thereof at the rate stipulated herein to the Lender according to the terms hereof.

     Notwithstanding any other provision in this note or any other loan document to the contrary, Lender shall not charge or collect and Lender does not intend to contract for interest in excess of that permitted by law for loans of this kind, and to prevent such occurrence, Lender will, at maturity or an earlier final payment of this note, determine the total amount of interest that can be lawfully charged or collected by applying the highest lawful rate of interest to the full periodic balances of principal for the period each is outstanding and unpaid and compare such amount with the total interest that has accrued under the terms of this note, and, if necessary, to prevent usury, reduce the total amount of interest payable by Borrower to the lesser amount. If the amount of interest that has been collected exceeds the lawful amount, Lender shall either make direct refund of such excess to Borrower or credit it against other sums owed by Borrower to Lender, whichever Lender deems appropriate. If at any time the rate of interest provided for in this note shall exceed the highest lawful rate, then any subsequent adjustment in the rate of interest on this note under the terms hereof will not reduce the rate of interest below the highest lawful rate until the total amount of interest accrued on this note equals the amount of interest, which would have accrued if there had been no limitation to the highest lawful rate. As used herein, the term “highest lawful rate” means the greatest of the rates of interest from time to time permitted under applicable law. Interest on this note is computed on a 365/365 simple interest

Exhibit 10.4

basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

     All interest accruing on the amounts of principal advanced hereunder shall be due in twenty-three (23) consecutive monthly installments in the amount of the then accrued and unpaid interest on this note, with the first of such installments being due on the 27th day of July, 2005, and a like installment becoming due on the same day of each succeeding calendar month thereafter until the 27th day of June, 2007, when the then remaining unpaid balance and all accrued interest shall be due. This note, together with all accrued interest, shall be due in any event on or before the 27th day of June, 2007.

     This note is secured by the Security Agreement of even date herewith from Borrower to Lender by which Borrower grants security interests in all assets of Borrower, including but not limited to its equipment, accounts receivable, contracts, leases, inventory, instruments, chattel paper and general intangibles, now owned or hereafter acquired by Borrower, and any and all proceeds, increases, substitutions, replacements, additions, and accessions to such assets and reference is here made to said Security Agreement for all purposes and is additionally secured by the Lease and Rental Assignment of even date herewith from Borrower to Lender by which Borrower grants security interests in all of its equipment leases, now owned or hereafter acquired by Borrower and reference is here made to said Lease and Rental Assignment for all purposes. This note evidences indebtedness governed by a Loan Agreement of even date herewith between the Borrower and Lender and is further secured and governed as provided therein and reference is further made to said Loan Agreement for all purposes.

     As the term “Lender” is used in this note, it shall be construed to refer to Lender or to any current owner of this note, if other than Lender.

     It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of any installment of principal or interest which may be provided for hereunder, as the same becomes due and payable, Lender may declare the entire unpaid principal balance plus all accrued but unpaid interest due hereon immediately due and payable, and failure to exercise said option shall not constitute a waiver on the part of Lender of the right to exercise the same at any other time.

     Should default be made in the payment of this note as the same becomes due or is declared due under the terms hereof, and should this note then be placed in the hands of an attorney for collection, or should this note be collected by suit or through the probate court, bankruptcy court, or other judicial proceedings, then the undersigned agree and promise to pay reasonable attorney’s fees incurred by Lender herein in the collection of this note in addition to the principal and interest then owing.

     This note, or any part hereof, may be paid before maturity at any time, and on the payment or collection of this note, no unearned interest shall be paid or collected.

     Borrower and any and all co-makers, endorsers, guarantors and sureties hereby acknowledge their understanding that, unless waived, they have the right to notice of Lender’s

Exhibit 10.4 - 2

intent to accelerate the principal balance due on this note, the right to notice of actual acceleration of the principal balance of this note, and the right to presentment of this note by Lender’s demand for payment. Borrower and any and all co-makers, endorsers, guarantors, and sureties further acknowledge their understanding that they may waive these rights by their signatures on this note or on their respective contracts and they do hereby severally waive their rights to notice of intent to accelerate, their rights to notice of acceleration, and their rights to presentment or other demand for payment. Borrower and any and all co-makers, endorsers, guarantors, and sureties further severally waive notice of protest, protest, demand and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them, or any of them, and each agrees that his, her, or its liability on or with respect to this note shall not be affected by any release or discharge of any other maker, endorser, guarantor, or surety or by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any lien on or security interest in any such security, or any change in the Loan Agreement.

MITCHAM INDUSTRIES, INC.
By:
BILLY F. MITCHAM, JR.
Its: President

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